UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 10, 2004

THE DOW CHEMICAL COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-3433 (Commission File Number)	38-1285128 (IRS Employer Identification No.)

2030 Dow Center, Midland, Michigan 48674
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:
(989) 636-1000

Not applicable
(Former name or former address, if changed since last report.)

Item 1.01 Entry into a Material Definitive Agreement

The Dow Chemical Company ("Dow") and Richard L. Manetta ("Mr. Manetta") entered into an employment agreement for the position of Corporate Vice-President and General Counsel dated July 23, 2001 (the "Employment Agreement"). The Employment Agreement is attached as Exhibit 10(q) to Dow's 2001 10-K and is described on page 20 of Dow's Proxy Statement for the May 9, 2002 Annual Meeting of Stockholders. Exhibit 10(q) and the description of the Employment Agreement are incorporated herein by reference.

The Employment Agreement contemplated that Mr. Manetta would accomplish certain goals within a projected five year period. These goals were met earlier than originally anticipated and, as a consequence, Dow and Mr. Manetta have agreed to end his employment earlier than originally anticipated, and have entered into two new agreements: (1) a Settlement Agreement and General Release dated December 10, 2004; and (2) a Deferred Compensation Agreement dated December 10, 2004. These two new agreements are filed as exhibits to this report, are incorporated herein by reference and serve to supercede and replace the Employment Agreement (see Item 1.02 below). Pursuant to the requirements of the Age Discrimination in Employment Act, Mr. Manetta may revoke these agreements at any time on or before December 17, 2004; otherwise they will become effective on that date.

Pursuant to the terms of the Settlement Agreement and General Release, Mr. Manetta will continue to be employed by Dow as Corporate Vice President and Special Counsel to the CEO through August 31, 2005. During that time he will continue to receive his regular salary, currently $487,152 per annum, plus regular employee benefits, commensurate with his job level and performance. Following August 31, 2005, Mr. Manetta will receive: (1) a severance payment based on his annual base salary and length of service, currently calculated to be $322,270; (2) the remainder of the post-employment benefits he most likely would have received had he continued to be employed for the projected five year period, including deferred compensation of $90,000 per year for a period of up to 20 years beginning on March 31, 2006 in accordance with the terms of the Deferred Compensation Agreement; and (3) a pro rata portion of the long term incentive awards (stock options, performance shares, deferred shares and stock dividend units) he has earned based on his service with Dow through August 31, 2005, treating Mr. Manetta essentially as if he retired on August 31, 2005.

Item 1.02 Termination of a Material Definitive Agreement

As further described in Item 1.01 above, the Employment Agreement has been superceded and replaced by the Settlement Agreement and General Release and the Deferred Compensation Agreement upon their effective date.

Item 9.01 Financial Statements and Exhibits

The following exhibits are filed as a part of this report:

Exhibit No. 10.1

Settlement Agreement and General Release between Richard L. Manetta and The Dow Chemical Company dated December 10, 2004.

Exhibit No. 10.2

Deferred Compensation Agreement between Richard L. Manetta and The Dow Chemical Company dated December 10, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 16, 2004                    THE DOW CHEMICAL COMPANY

By: /S/ FRANK H. BROD
Name:  Frank H. Brod
Title: Vice President
       and Controller

EXHIBIT INDEX

                                  DESCRIPTION

EXHIBIT NO. 10.1                  Settlement Agreement and General Release between Richard
                                  L. Manetta and The Dow Chemical Company dated December 10, 2004.

EXHIBIT NO. 10.2                  Deferred Compensation Agreement between Richard L. Manetta and The Dow Chemical Company dated December 10, 2004.